UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): December 20, 2019

Care.com, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36269	20-5785879
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

77 Fourth Avenue, Fifth Floor Waltham, MA 02451 (Address of principal executive offices) (Zip Code)

(781) 642-5900 (Registrant’s telephone number, include area code)

N/A (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
o Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
o Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☒ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
o Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	CRCM	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒

 If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01. Entry into a Material Definitive Agreement.

On December 20, 2019, Care.com, Inc. (the “Company” or “Care.com”), IAC/InterActivCorp (“Parent”) and Buzz Merger Sub Inc. (“Merger Sub” and together with Parent, “IAC”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) pursuant to which IAC will make a tender offer for all of the outstanding shares of the Company’s Common Stock (“Company Common Stock”) and Series A Convertible Preferred Stock (“Company Preferred Stock” and such tender offer, the “Tender Offer”) immediately after which, upon satisfaction of certain conditions of the Tender Offer, Merger Sub will merge with and into the Company, with the Company surviving as a wholly-owned subsidiary of Parent (the “Merger,” and collectively with the Tender Offer, the “Transaction”).
The Transaction has been approved by the Board of Directors of the Company (the “Board”) and is expected to close in the first calendar quarter of 2020.
Pursuant to the Merger Agreement, among other things and subject to the terms and conditions set forth therein, Merger Sub has agreed to commence a tender offer to purchase:

•
any and all of the issued and outstanding shares of the Company Common Stock (each, a “Share” and collectively, the “Shares”), at a price per Share of $15.00 (such amount, the “Share Offer Price”), payable net to the seller in cash, without interest, subject to any withholding of taxes required by applicable law, on the terms and subject to the conditions set forth in the Merger Agreement (the “Share Offer”); and

•
any and all of the issued and outstanding shares of the Company Preferred Stock, at a price per share of Company Preferred Stock equal to (x) 150% of the Liquidation Preference (as defined in the Merger Agreement) per share, plus (y) Accrued and Unpaid Dividends (as defined in the Merger Agreement) payable in respect of such Company Preferred Stock, in the case of clauses (x) and (y), calculated as of and including the Expiration Date (as defined in the Merger Agreement), pursuant to the terms of the Certificate of Designations (as defined in the Merger Agreement) (such amount, the “Preferred Share Offer Price” and, together with the Share Offer Price, the “Offer Prices”), payable net to the seller in cash, without interest, subject to any withholding of taxes required by applicable law, on the terms and subject to the conditions set forth in this Agreement (the “Preferred Share Offer” and, together with the Share Offer, the “Offer”).

Following the acceptance for payment of Shares in the Offer at the Effective Time (as defined in the Merger Agreement), Merger Sub will be merged with and into the Company pursuant to Section 251(h) of the General Corporation Law of the State of Delaware, as amended (the “DGCL”) and without any stockholder vote, with the Company continuing as the surviving corporation. At the Effective Time, and as a result of the Merger:

•
each share of the Company Common Stock issued and outstanding immediately prior to the Effective Time, other than Company Common Stock to be cancelled under the Merger Agreement or Dissenting Shares (as defined in the Merger Agreement), will be converted into the right to receive the Share Offer Price in cash, without interest (the “Merger Consideration”);

•
each share of Company Preferred Stock issued and outstanding immediately prior to the Effective Time, other than Dissenting Shares, will be converted into the right to receive an amount per share equal to the Preferred Share Offer Price in cash, without interest (the “Preferred Merger Consideration”);

•
all outstanding shares of capital stock of Merger Sub issued and outstanding immediately prior to the Effective Time will be converted into an aggregate of 1,000 shares of newly and validly issued, fully paid and non-assessable shares of common stock of the surviving corporation;

•
each option to purchase shares of Company Common Stock (whether vested or unvested) (each a “Company Option”) that is outstanding immediately prior to the Effective Time will automatically be cancelled and be converted into the right to receive (without interest) an amount in cash equal to the product of (x) the total number of Company Common Stock underlying the Company Option multiplied by (y) the excess, if any, of the Merger Consideration over the exercise price of such Company Option; provided that any such Company Option with respect to which the exercise price subject thereto is equal to or greater than the Merger Consideration will be canceled for no consideration;

•
each award of Company restricted stock units that is subject solely to service-based vesting conditions (including any Company restricted stock units that were subject, in whole or in part, to performance-based vesting conditions as of the applicable grant date, but that are solely subject to service-based vesting conditions as of immediately prior to the Effective Time) (“Company RSUs”) and that is outstanding immediately prior to the Effective Time shall become fully vested and shall automatically be cancelled and converted into the right to receive (without interest) an amount in cash equal to (x) the total number of Shares underlying such award of Company RSUs as of immediately prior to the Effective Time, multiplied by (y) the Merger Consideration; and

•
each award of Company restricted stock units other than those described in the immediately preceding clause will be cancelled for no consideration prior to the Effective Time in accordance with their terms.

The Board has (i) determined that the transactions contemplated by the Merger Agreement, including the Offer and the Merger, are advisable, fair to and in the best interests of the Company and its stockholders, (ii) approved, adopted and declared advisable the Merger Agreement and the transactions contemplated hereby, including the Offer and the Merger, (iii) determined that the Merger shall be effected as soon as practicable following the Acceptance Time (as defined in the Merger Agreement) without a vote of the Company’s stockholders pursuant to Section 251(h) of the DGCL, and (iv) resolved to recommend that the Company’s stockholders accept the Offer and tender their Shares or shares of Company Preferred Stock, as applicable, to Merger Sub in response to the Offer.

Assuming the satisfaction of the conditions set forth in the Merger Agreement, the Company expects the Offer to commence in mid-January 2020 and for the Merger to close in the first calendar quarter of 2020.

The Offer is subject to various conditions, including (i) that a majority of the voting power of the Company Common Stock and Company Preferred Stock (on an as-converted basis) be validly tendered; (ii) the absence of any order, injunction or law prohibiting the Offer or the closing of the Merger; (iii) (a) the expiration or early termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and (b) the expiration of any waiting period under other applicable competition laws; and (iv) the accuracy of the representations and warranties contained in the Merger Agreement, subject to customary materiality qualifications, and compliance with the covenants and agreements contained in the Merger Agreement as of the closing of the Merger. In addition, the obligation of Parent and Merger Sub to commence the Offer and consummate the Merger is subject to the absence, since the date of the Merger Agreement, of a Company Material Adverse Effect (as defined in the Merger Agreement). The closing of the Merger is not subject to a financing condition.

The Merger Agreement contains customary representations, warranties and covenants, including, among others, covenants by the Company to conduct its business in the ordinary course between the date of the Merger Agreement and the closing of the Merger, not to engage in certain kinds of material transactions during such period, to obtain regulatory approvals and, subject to certain customary exceptions, for the Board to recommend that the stockholders tender their shares in the Offer. The Merger Agreement also contains customary representations, warranties and covenants of Parent and Merger Sub.

Pursuant to the Merger Agreement, the Company is subject to customary “no shop” restrictions prohibiting the Company and its representatives from soliciting Acquisition Proposals (as defined in the Merger Agreement) from third parties or providing information to or participating in any discussions or negotiations with third parties regarding Acquisition Proposals, subject to certain exceptions set forth in the Merger Agreement as described below.

Prior to the Acceptance Time, the Board may effect a Change of Board Recommendation (as defined in the Merger Agreement) if the Company has received a bona fide written Acquisition Proposal (other than as a result of a breach of Section 5.3 of the Merger Agreement) that the Board determines in good faith, after consultation with its financial advisors and outside legal counsel, taking into account the factors the Board considers in good faith to be appropriate (including the conditionality, timing and likelihood of consummation of such proposals), would be more favorable from a financial point of view to the stockholders of the Company than the Merger (taking into account any adjustments to the Merger Agreement proposed by Parent as described below) (a “Superior Proposal”). In addition, prior to the Acceptance Time, the Board may also, subject to requirements specified in the Merger Agreement, terminate the Merger Agreement in response to a Superior Proposal. Prior to taking these actions, the

Company must provide Parent with at least three business days advance written notice (the “Notice Period”) of the Company’s intention to take such action, which notice shall include a copy of such Superior Proposal and all related documentation. To the extent Parent requests, the Company agreed to direct its representatives to negotiate with Parent in good faith during the Notice Period regarding any amendments or modifications to the Merger Agreement proposed in writing by Parent and intended to cause the relevant Acquisition Proposal to no longer constitute a Superior Proposal. Following the Notice Period, and taking into account any amendments or modifications proposed by Parent to the terms of the Merger Agreement, the Board may terminate the Merger Agreement if it determines in good faith, after consultation with its financial advisors and outside legal counsel, that such Acquisition Proposal would continue to constitute a Superior Proposal if such proposed amendments or modifications were to be given effect. Subject to similar provisions and requirements in the Merger Agreement, including a three business day notice period, the Board may also effect a Change of Board Recommendation with respect to an Intervening Event (as defined in the Merger Agreement).

The Merger Agreement contains certain termination rights for both the Company and Parent. If the Merger Agreement is terminated in connection with the Company’s entry into an agreement with respect to a Superior Proposal or the Board effecting a Change of Board Recommendation, the Company will be required to pay to Parent a termination fee of $20 million. The termination fee of $20 million may also be payable by the Company if the Merger Agreement is terminated for any of the following reasons, the Company enters into a definitive agreement with respect to any Acquisition Proposal within nine months after such termination, and the transaction contemplated by such Acquisition Proposal is consummated: (i) if the Merger Agreement is terminated by the Company or Parent as a result of the Offer expiring or at the Outside Date and prior to the Acceptance Time an Acquisition Proposal has been publicly announced and not publicly withdrawn prior to the date of termination, or (ii) if the Merger Agreement is terminated by Parent because the Company would not be reasonably capable of satisfying its closing conditions due to a breach of its representations, warranties or covenants and prior to the date of termination an Acquisition Proposal has been publicly announced and not publicly irrevocably withdrawn before the date of termination.

In addition to the foregoing termination rights, and subject to certain limitations, the Company or Parent may terminate the Merger Agreement if the Merger is not consummated by June 20, 2020.
The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by the full text of the Merger Agreement, a copy of which is filed as Exhibit 2.1 hereto and is incorporated by reference herein. The foregoing description of the Merger Agreement is only a summary and has been included to provide investors and stockholders of the Company with information regarding the terms thereof. It is not intended to provide any other factual information about the Company, Parent or Merger Sub. The representations, warranties and covenants contained in the Merger Agreement were made only for the purposes of the Merger Agreement and as of specified dates, were solely for the benefit of the parties to the Merger Agreement and may be subject to limitations agreed upon by the contracting parties. The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors and stockholders of the Company accordingly should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company, Parent, Merger Sub or any of their respective subsidiaries or affiliates. In addition, the assertions embodied in the representations and warranties contained in the Merger Agreement are qualified by information in confidential disclosure schedules that the Company exchanged with Parent and Merger Sub in connection with the execution of the Merger Agreement. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures. The Merger Agreement should not be read alone, but should instead be read in conjunction with the other information regarding the parties to the Merger Agreement and the Merger that will be contained in, or incorporated by reference into, the solicitation/recommendation statement that the Company will be filing in connection with the Merger, as well as in the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other documents that the Company has filed or may file with the Securities and Exchange Commission (the “SEC”).
In connection with the Merger Agreement, each of Sheila Lirio Marcelo, the Founder, Chair of the Company’s Board and Chief Executive Officer, The Sheila L. Marcelo 2012 Family Trust, CapitalG LP, and Tenzing Global Management LLC and Tenzing Global Investors Fund I LP, entered into a Support Agreement with Parent (the “Support Agreements”). The Support

Agreement generally requires that the shareholders party thereto validly tender all of her or its shares after commencement of the Tender Offer and to vote against any action, agreement or transaction involving the Company that can impede, interfere with or prevent the consummation of the Transaction. The Support Agreement will terminate upon the earliest to occur of (a) the termination of the Merger Agreement in accordance with its terms, (b) the delivery of written notice of termination by the stockholders to Parent and Merger Sub following any amendment, modification, change or waiver to any provision of the Merger Agreement that decreases the amount or changes the form of the Cash Consideration (other than adjustments in accordance with the terms of the Merger Agreement), (c) the Company’s Board or any authorized committee thereof has effected a Change of Board Recommendation in accordance with the terms and conditions of the Merger Agreement and (d) the consummation of the Merger.
The foregoing description of the Support Agreements does not purport to be complete and is qualified in its entirety by the full text of the Support Agreements, a form of which is filed as Exhibit 10.1 hereto and is incorporated by reference herein.
Item 8.01. Other Events
On December 20, 2019, the Company and IAC issued a joint press release announcing the execution of the Merger Agreement, a copy of which is attached hereto as Exhibit 99.1.
The information included in this Item 8.01 and Exhibit 99.1 are not deemed to be “filed” for purposes of Section 18 of the Exchange Act, nor shall this Item 8.01 and Exhibit 99.1 be incorporated by reference into the Company’s filings under the Securities Act of 1933, as amended, or the Exchange Act of 1934, as amended, except as expressly set forth by specific reference in such future filing.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Exhibit Description
2.1	Agreement and Plan of Merger by and among IAC/InteractiveCorp, Buzz Merger Sub Inc. and Care.com, Inc., dated as of December 20, 2019
10.1	Form of Tender and Support Agreement, dated as of December 20, 2019, entered into with the parties named on Schedule A thereto
99.1	Joint press release issued by Care.com, Inc. and IAC/InterActiveCorp, dated December 20, 2019

Additional Information and Where to Find It
The Tender Offer referenced in this communication has not yet commenced. This communication is for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell Care.com securities. The solicitation and offer to buy Care.com stock will only be made pursuant to an Offer to Purchase and related tender offer materials. At the time the tender offer is commenced, Parent and its acquisition subsidiary will file a tender offer statement on Schedule TO and thereafter Care.com will file a Solicitation/Recommendation Statement on Schedule 14D-9 with the SEC with respect to the tender offer. THE TENDER OFFER MATERIALS (INCLUDING AN OFFER TO PURCHASE, A RELATED LETTER OF TRANSMITTAL AND CERTAIN OTHER TENDER OFFER DOCUMENTS) AND THE SOLICITATION/RECOMMENDATION STATEMENT ON SCHEDULE 14D-9 WILL CONTAIN IMPORTANT INFORMATION. CARE.COM STOCKHOLDERS ARE URGED TO READ THESE DOCUMENTS CAREFULLY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION THAT HOLDERS OF CARE.COM SECURITIES SHOULD CONSIDER BEFORE MAKING ANY DECISION REGARDING TENDERING THEIR SECURITIES. The Offer to Purchase, the related Letter of Transmittal and certain other tender offer documents, as well as the Solicitation/Recommendation Statement, will be made available to all holders of Care.com stock at no expense to them. The tender offer materials and the Solicitation/Recommendation Statement will be made available for free at the SEC’s website at www.sec.gov. Additional copies may be obtained for free by contacting Parent or Care.com. Copies of the documents filed with the SEC by Care.com will be available free of charge on Care.com’s internet website at www.care.com or by contacting Care.com’s Investor Relations Department at +1 (781) 795-7244. Copies of the documents filed with the SEC by IAC/InterActiveCorp will be available free of charge on IAC/InterActiveCorp’s internet website at www.iac.com/investor-relations/overview or by contacting Parent’s Investor Relations Department at +1 (212) 314-7400.
In addition to the Offer to Purchase, the related Letter of Transmittal and certain other tender offer documents, as well as the Solicitation/Recommendation Statement, Parent and Care.com each file annual, quarterly and current reports and other information with the SEC. Parent’s and Care.com’s filings with the SEC are available to the public on the SEC’s website at http://www.sec.gov.
Note on Forward-Looking Statements
Certain statements either contained in or incorporated by reference into this document are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including, but not limited to, statements regarding the combined companies’ plans following, and the expected completion of, the proposed acquisition. These forward-looking statements involve certain risks and uncertainties that could cause actual results to differ materially from those indicated in such forward-looking statements and generally include statements that are predictive in nature and depend upon or refer to future events or conditions. Risks and uncertainties include the ability of Care.com and Parent to complete the transactions contemplated by the Merger Agreement, including the parties’ abilities to satisfy the conditions to the consummation of the proposed acquisition; the possibility of any termination of the Merger Agreement; the timing of the Tender Offer and the subsequent Merger; uncertainties as to how many of Care.com’s stockholders will tender their shares of common stock in the Tender Offer; the possibility that various other conditions to the consummation of the tender offer or the subsequent merger may not be satisfied or waived, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the acquisition; other uncertainties pertaining to the business of Care.com; legislative and regulatory activity and oversight; the continuing global economic uncertainty and other risks detailed in Care.com’s public filings with the SEC from time to time, including Care.com’s most recent Annual Report on Form 10-K for the year ended December 31, 2019, Quarterly Reports on Form 10-Q and its subsequently filed SEC reports, each as filed with the SEC, which contain and identify important factors that could cause actual results to differ materially from those contained in the forward-looking statements. The reader is cautioned not to unduly rely on these forward-looking statements. Care.com expressly disclaims any intent or obligation to update or revise publicly these forward-looking statements except as required by law.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARE.COM, INC.

Dated: December 20, 2019	By:	/s/ Melanie Goins
Melanie Goins General Counsel and Corporate Secretary